<MOORE STEPHENS, P.C.LETTERHEAD>

                      MOORE STEPHENS, P.C.
                  CERTIFIED PUBLIC ACCOUNTANTS



                          Exhibit 16.1
                          -------------


                         April 11, 2000


Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements made by Embryo Development Corporation (the "Company") (File No. 0-27028) which we understand will be filed with the Securities and Exchange Commission (the "Commission"), pursuant to the requirements of
Item 4 of Form 8-K, as part of the Company's Current Report on Form 8-K to be filed with the Commission. We agree with the statements made concerning Moore Stephens, P.C. in such Form 8-K.

                           Sincerely,

                    /s/ Moore Stephens, P.C.
                    ------------------------





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